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                                                                     Exhibit 8.2

                                _______ __, 2000



                     [Letterhead of McDermott, Will & Emery]

                                                    , 2000


Indus River Networks, Inc.
31 Nagog Park
Acton, MA  01720

         Re:      Cabletron Systems, Inc./Indus River Networks, Inc.

Ladies and Gentlemen:

               We have acted as counsel to Indus River Networks, Inc., a Delaware corporation ("Indus River"), in connection with the merger (the "Merger") of Acton Acquisition Co., a newly-formed Delaware corporation ("Merger Sub") and a direct wholly-owned subsidiary of Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), with and into Indus River, pursuant to an Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") by and among Cabletron, Merger Sub and Indus River. Capitalized terms used but not defined herein shall have the meanings specified in the Registration Statement on Form S-4 relating to the Merger, or the appendices thereto (including the Merger Agreement).

               We have, with your consent, made the assumptions and relied upon the facts and representations set forth in the Registration Statement under the heading "Certain Material United States Federal Income Tax Consequences of the Merger," and representations contained in Officer's Certificates delivered by Cabletron and Indus River to us in connection with this opinion. We have further assumed that all parties to the Merger Agreement have acted, and will act, in accordance with the terms of such Merger Agreement and that the Merger will be consummated at the effective time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions.
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Indus River Networks, Inc.
___________________, 2000
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               Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have have deemed necessary or appropriate, it is our opinion that the description of the U.S. federal income tax consequences of the Merger set forth in the Registration Statement under the heading "Certain Material United States Federal Income Tax Consequences of the Merger," subject to the limitations and qualifications set forth therein, represents a fair and accurate description of all of the material U.S. federal income tax consequences of the Merger.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,